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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  JUNE 1, 2000



                        THE OFFICIAL INFORMATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




          DELAWARE                       1-10263                 73-1341805
(STATE OR OTHER JURISDICTION OF        (COMMISSION            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)          IDENTIFICATION NO.)


250 West 57th Street, Suite 2421, New York, New York                10019
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 247-5160



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Effective as of June 1, 2000, the Company acquired, through Galaxy Information Services, LLC (Galaxy), substantially all of the assets of ExpoExchange, the E-Products business division of Third Millennium Communications, Inc. (3MC), in exchange for non-voting equity valued at approximately $30 million in Galaxy Information Services, LLC. Approximately 60 employees of 3MC transferred to Galaxy in connection with the acquisition. Following the acquisition, Galaxy Information Services, LLC changed its name to ExpoExchange, LLC.

         In addition, prior to the acquisition, effective as of April 14, 2000, the Company purchased an equity interest in 3MC for $5 million. The Company obtained the funds from its existing $25 million Credit Agreement with First Union National Bank.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

         Financial statements required by this item will be filed by amendment to this initial report not later than 60 days after the date that this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information

         The pro forma Financial information required by this item will be filed by amendment to this initial report not later than 60 days after the date that this initial report on Form 8-K must be filed.

(c) Exhibits

         2.1 Asset Contribution Agreement dated as of May 3, 2000 by and among Third Millennium Communications, Inc, Galaxy Information Services, LLC and The Official Information Company

         2.2 Securities Purchase Agreement dated as of April 14, 2000, between Third Millennium Communications, Inc. and The Official Information Company, a Delaware corporation

         99       Press Release Announcing Acquisition of ExpoExchange.



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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:      June 12, 2000

                                   THE OFFICIAL INFORMATION COMPANY

                                     /s/  Ian L.M. Thomas
                                By
                                   --------------------------------------------
                                     IAN L. M. THOMAS
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER



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